Exhibit 5.1

August 25, 2021

Banyan Acquisition Corporation
400 Skokie Blvd
Suite 820
Northbrook, Illinois 60062

Re: Banyan Acquisition Corporation

Registration Statement on Form S-1

We have acted as counsel to Banyan Acquisition Corporation (the “Company”), in connection with its registration under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2021 (the “Registration Statement”), of 34,500,000 units of the Company, including the underwriters’ over-allotment option to purchase an additional 4,500,000 units (collectively, the “Units”), with each Unit consisting of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”) of the Company and one-third of one warrant of the Company to purchase one share of Common Stock (collectively, the “Warrants”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of officers of the Company. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)            the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and BTIG, LLC as representative of the underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(ii)           the form of Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.2 to the Registration Statement and to be filed with the Secretary of State of the State of Delaware prior to the sale of any Units (the “New Charter”);

(iii)         the form of Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.3 to the Registration Statement and to be adopted by the Company prior to the sale of any Units;

(iv)         the Specimen Unit Certificate, filed as Exhibit 4.1 to the Registration Statement;

(v)          the Specimen Class A Common Stock Certificate, filed as Exhibit 4.2 to the Registration Statement;

(vi)         the Specimen Warrant Certificate, filed as Exhibit 4.3 to the Registration Statement;

(vii)        the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) pursuant to which the Warrants will be issued (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement;

(viii)       the existing corporate and organizational documents of the Company,

(ix)          minutes and records of corporate proceedings of the Company with respect to the issuance of the Units;

(x)           the Registration Statement and the exhibits thereto; and

(xi)          such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that, in our opinion, provided that (a) the Underwriting Agreement shall have been executed and delivered by the Company and the Underwriters, (b) the Warrant Agreement shall have been executed and delivered by the Company and the Warrant Agent, (c) the Warrants shall have been executed and delivered by the upon payment of the agreed upon consideration therefor, (d) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (e) appropriate corporate action shall have been taken to authorize the issuance and sale of such shares of Common Stock, (f) a prospectus with respect to the Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Securities Act, (g) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (h) the New Charter shall have been filed with the Secretary of State of the State of Delaware:

1.            The Units will, upon delivery thereof and payment therefor by the Underwriters in accordance with the Underwriting Agreement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.            The shares of Common Stock included in the Units will, upon delivery thereof and payment for the Units by the Underwriters in accordance with the Underwriting Agreement, and the shares of Common Stock issuable upon the exercise of the Warrants will, upon exercise of the Warrants and payment of the applicable exercise price in accordance with the Warrant Agreement, be validly issued, fully paid and nonassessable.

3.            The Warrants included in the Units will, upon delivery thereof and payment for the Units by the Underwriters in accordance with the Underwriting Agreement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, we do not express any opinion with respect to the enforceability of any provision contained in any agreements relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Our opinions expressed above is limited to New York and the Delaware General Corporation Law. We do not express any opinion concerning any other laws. To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Units or the Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Units and the Warrants and shares of Common Stock included in the Units.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KATTEN MUCHIN ROSENMAN LLP

KATTEN MUCHIN ROSENMAN LLP